UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
Clarient, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia, Aliso Viejo, CA	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 425-5700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Clarient, Inc. (“Clarient”) on December 23, 2009 to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K that were not available at the time of the filing of the initial report. Such financial statements and pro forma financial information are required as a result of Clarient’s December 21, 2009 acquisition of Applied Genomics, Inc. (“AGI”) pursuant to a merger of Clarient Acquisition Corporation, a wholly-owned subsidiary of Clarient, with and into AGI.
ITEM 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
1.	Applied Genomics, Inc.

Balance Sheet as of September 30, 2009 (unaudited).

Statements of Operations for the nine months ended September 30, 2009 (unaudited).

Statements of Cash Flows for the nine months ended September 30, 2009 (unaudited).

Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2009 (unaudited).

Notes to the Unaudited Financial Statements (unaudited).

2.	Applied Genomics, Inc.

Report of Independent Registered Public Accounting Firm.

Balance Sheets as of December 31, 2008 and 2007.

Statements of Operations for the years ended December 31, 2008 and 2007.

Statements of Cash Flows for the years ended December 31, 2008 and 2007.

Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2008 and 2007.

Notes to the Financial Statements.
(b)	Unaudited Pro Forma Condensed Combined Financial Information.
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements.

Pro Forma Unaudited Condensed Combined Balance Sheet as of September 30, 2009.

Pro Forma Unaudited Condensed Combined Statement of Operations for the nine months ended September 30, 2009.

Pro Forma Unaudited Condensed Combined Statement of Operations for the year ended December 31, 2008.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
(d)	Exhibits.
23.1	Consent of Beason & Nalley, Inc.

2

Applied Genomics, Inc.
Financial Statements
September 30, 2009

Independent Accountant’s Report
To the Board of Directors
Applied Genomics, Inc.
Huntsville, Alabama
We have reviewed the accompanying balance sheet of Applied Genomics, Inc. as of September 30, 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the nine month period then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All of the information included in these statements is the representation of the management of Applied Genomics, Inc.
A review of interim financial statements consists primarily of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Huntsville, Alabama
November 5, 2009
Beason & Nalley, Inc.
Huntsville, AL
101 Monroe Street
Huntsville, Alabama
35801-4829
T: 256.533.1720
800.416.1946
F: 256.534.8558
Washington DC
11400 Commerce Park Dr.
Suite 220
Reston, Virginia
20191-1528
T: 703.860.8062
800.416.1946
F: 256.534.8558
www.beasonnalley.com

Applied Genomics, Inc.
Balance Sheet
As of September 30, 2009

Current Assets:
Cash	$303,983
Prepaid expenses	21,271

Total Current Assets	325,254

Property and Equipment, net	13,215

Patents, net	149,267

Total Assets	$487,736

Current Liabilities:
Accounts payable	$66,411
Accrued expenses	62,195
Current portion of rent abatement	8,454

Total Current Liabilities	137,060

Long-Term Liabilities:
Rent abatement, net of current portion	29,129

Total Long-Term Liabilities	29,129

Total Liabilities	166,189

Stockholders’ Equity:
Convertible Preferred stock, Series A: $0.01 par value; 5,777,800 shares authorized, issued and outstanding	57,778
Convertible Preferred stock, Series B: $0.01 par value; 2,976,500 shares authorized, issued and outstanding	29,765
Convertible Preferred stock, Series C: $0.01 par value; 2,500,000 shares authorized, 1,731,000 issued and outstanding	17,310
Convertible Preferred stock, Series D: $0.01 par value; 7,000,000 shares authorized, 5,865,000 issued and outstanding	58,650
Common stock, $0.01 par value; 30,000,000 shares authorized, 6,624,018 issued and outstanding	66,240
Paid-in capital	14,359,588
Accumulated deficit	(14,267,784)

Total Stockholders’ Equity	321,547

Total Liabilities and Stockholders’ Equity	$487,736

See accompanying notes and independent accountant’s report.

Applied Genomics, Inc.
Statement of Operations
For the nine month period ended September 30, 2009

Revenue	$475

Cost of Operations:
General and administrative costs	706,589
Research and development costs	507,269

Total Cost of Operations	1,213,858

Loss From Operations	(1,213,383)

Other Income and Expenses:
Interest income, net	38
Compensation expense related to stock options granted	(4,753)

Total Other Expense	(4,715)

Loss Before Income Taxes	(1,218,098)

Provision for Income Tax Benefit	—

Net Loss	$(1,218,098)

See accompanying notes and independent accountant’s report.

Applied Genomics, Inc.
Statement of Changes in Stockholders’ Equity
For the nine month period ended September 30, 2009

	Series A	Series A	Series B	Series B	Series C	Series C	Series D	Series D
	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Common	Common
	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2009	5,777,800	$57,778	2,976,500	$29,765	1,731,000	$17,310	3,745,700	$37,457	6,624,018	$66,240	$12,256,728	$(13,049,686)	$(584,408)

Issuance of Series D Preferred Stock	—	—	—	—	—	—	2,119,300	21,193	—	—	2,098,107	—	2,119,300

Compensation expense related to stock options granted	—	—	—	—	—	—	—	—	—	—	4,753	—	4,753

Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,218,098)	(1,218,098)

Balance, September 30, 2009	5,777,800	$57,778	2,976,500	$29,765	1,731,000	$17,310	5,865,000	$58,650	6,624,018	$66,240	$14,359,588	$(14,267,784)	$321,547

See accompanying notes and independent accountant’s report.

Applied Genomics, Inc.
Statement of Cash Flows
For the nine month period ended September 30, 2009

Cash Flows From Operating Activities:
Net Loss	$(1,218,098)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	10,102
Compensation expense related to stock options granted	4,753
Change in:
Accounts receivable	25,250
Prepaid expenses	(9,845)
Accounts payable	43,943
Rent abatement	(5,369)

Total adjustments	68,834

Net Cash Used by Operating Activities	(1,149,264)

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,912)
Investment in patents	(49,240)

Net Cash Used by Investing Activities	(54,152)

Cash Flows From Financing Activities:
Amount due to related party	(769,300)
Issuance of preferred stock	2,119,300

Net Cash Provided by Financing Activities	1,350,000

Net Increase in Cash	146,584

Cash, beginning of year	157,399

Cash, end of year	$303,983

See accompanying notes and independent accountant’s report.

Applied Genomics, Inc.
Notes to Financial Statements
September 30, 2009
1.	Summary of Significant Accounting Policies
Nature of Business - Applied Genomics, Inc. (the Company) was incorporated in the State of Delaware on May 9, 2000. The Company is a biotechnology company that develops targeted diagnostics to improve treatment of cancer patients.
Property and Equipment - Property and Equipment are carried at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of three to seven years.
Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for renewals and betterments are capitalized and written off through depreciation and amortization charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts, and any profit or loss resulting is reflected in the statement of income.
Patents - Awarded patents are recorded at cost and are amortized using the straight-line method over the estimated economic lives of the patents. Patents that have been applied for, but not awarded, are carried at cost.
Revenue Recognition - Revenue is derived from sales of internally developed testing supplies. Revenue is recognized when the supplies are accepted by the customer.
Research and Development - Research and development costs related to internal developments of prospective products and processes are expensed as incurred.
Income Taxes - The Company accounts for income taxes in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 740, Income Taxes. FASB ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.
FASB ASC 740-10 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, disclosures and transition relating to the adoption of the new accounting standard. FASB ASC 740-10 is effective for fiscal years beginning after December 15, 2008 for non-public entities. The Company adopted FASB ASC 740-10 as of January 1, 2009, as required, and determined that the adoption of FASB ASC 740-10 did not have a material impact on the Company’s financial position and results of operations.

Notes to Financial Statements, Continued
Share-Based Compensation - In December 2004, the Company adopted ASC 718, Share Based Payment. ASC 718 supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends ASC 230, Statement of Cash Flows. share-based compensation cost is measured at the grant date based on the estimated fair value of the award, and is recognized as expense over the applicable service period. The Company adopted ASC 718 using the prospective transition method, beginning January 1, 2006. As such, Statement ASC 718 is applied only to awards granted, modified, repurchased, or cancelled after the adoption of ASC 718. The prospective method of adoption does not permit Statement ASC 718 to be applied to the nonvested portion of awards outstanding at the date of initial application.
Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash in accounts with high quality, federally insured financial institutions. At times, the balances in these accounts may be in excess of federally insured limits.
Use of Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. It is at least reasonably possible that the significant estimates used will change within the next year.
Fair Value of Financial Instruments - The Company adopted the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, effective January 1, 2008. FASB ASC 820 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by Topic 820 of the FASB ASC, must maximize the use of observable inputs and minimize the use of unobservable inputs.
The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.
New Accounting Pronouncements - In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, the Company has updated references to GAAP in its financial statements issued for the interim period ended September 30, 2009. The adoption of FASB ASC 105 did not impact the Company’s financial position or results of operations.
2.	Operations
As shown in the accompanying financial statements, the Company has incurred a net loss of $1,218,098 for the nine month period ended September 30, 2009. The Company also has accumulated a deficit of $14,267,784 as of September 30, 2009. Management expects that funds received from the issuance of Series D preferred stock in the future will allow the Company to continue as a going concern through September 30, 2010.

Notes to Financial Statements, Continued
3.	Property and Equipment
A summary of property and equipment as of September 30, 2009, is as follows:

Lab equipment	$196,987
Computer equipment	66,658
Office furniture and equipment	1,763

265,408

Less: accumulated depreciation	252,193

Property and Equipment, net	$13,215

The Company recorded $6,647 of depreciation expense for the nine month period ended September 30, 2009.
4.	Patents
At September 30, 2009, patents consist of the following:

Awarded patents	$29,611
Patents in process	123,111

152,722
Less: accumulated amortization	3,455

Patents, net	$149,267

Amortization expense for the nine month period ended September 30, 2009 was $3,455.
5.	Income Taxes
The provision for income tax benefit consists of the following for the nine month period ended September 30, 2009:

Deferred:
Federal	$535,000
State	109,000

644,000

Income tax benefit	644,000

Valuation allowance	(644,000)

Total provision for income taxes	$—

Notes to Financial Statements, Continued
The Company’s provision for income taxes differs from the amount of income tax determined by applying the applicable federal and state statutory income tax rates to the loss before income taxes due to the establishment of a valuation allowance for the full amount of net operating loss carryforwards and deductible temporary differences.
The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of depreciation, impairment of patents, research and development credit carryforward, net operating losses, accrued vacation, and rent abatement. A summary of the composition of deferred income tax assets is as follows as of September 30, 2009:

Deferred tax assets (liability):
Net operating loss carryforwards	$5,859,000
Patent impairment	—
Accrued liabilities	2,000
Depreciation and amortization	2,000

5,863,000
Less: valuation allowance	5,863,000

Net deferred tax assets	$—

The valuation allowance for deferred income tax assets increased by 644,000 for the nine month period ended September 30, 2009. The Company has provided a valuation allowance for the full value of the deferred tax asset because of uncertainties regarding its realization.
The Company’s federal net operating loss carryforward of $14,054,000 will expire, if not utilized, in various years from 2020 through 2029. The Company paid no income taxes during the nine month period ended September 30, 2009.
6.	Operating Leases
On September 30, 2009, the Company was obligated under certain operating leases for facilities and equipment. Minimum future rental payments under non-cancelable operating leases having initial terms in excess of one year as of September 30, 2009, for each of the next five years and in the aggregate are, as follows:

2010	$137,468
2011	137,388
2012	139,176
2013	74,724
2014	48,000

Total future minimum lease payments	$536,756

In accordance with generally accepted accounting principles, the Company is recognizing the total cost of the office lease ratably over the lease term. The difference between rent paid and expensed is recognized as rent abatement in the accompanying balance sheet.
Total rent expense under operating lease agreements, including lease agreements with expiration dates of less than one year, for the nine month period ended September 30, 2009 totaled $96,696.

Notes to Financial Statements, Continued
7.	Profit Sharing Plan
The Company has established a 401(k) profit sharing plan, for all eligible employees. The plan provides for employee contributions up to 60% of their earnings, restricted to IRS limitations. Employer contributions to the plan are made on a discretionary basis and become fully vested ratably over 6 years of service. The Company expensed at total of $19,402 for contributions to the plan for the nine month period ended September 30, 2009.
8.	Preferred Stock
As of September 30, 2009, the Company had 50,000,000 shares of stock authorized. 30,000,000 shares of $.01 par value had been authorized as Common Stock. 5,777,800 shares of $.01 par value had been authorized as Series A Preferred Stock (“Series A Preferred Stock”), 2,976,500 shares of $.01 par value had been authorized as Series B Preferred Stock (“Series B Preferred Stock”), 2,500,000 shares of $.01 par value had been authorized as Series C Convertible Preferred Stock (“Series C Preferred Stock”), and 7,000,000 shares of $.01 par value had been authorized as Series D Convertible Preferred Stock (“Series D Preferred Stock”). The 1,745,000 shares of authorized preferred stock remaining are available for designation for future classes of stock.
The holders of preferred stock have various rights and preferences as follows:
Voting
Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock has voting rights equal to an equivalent number of shares in common stock into which it is convertible and votes together as one class with the common stock.
Dividends
Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are not mandatory or cumulative. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis.

Notes to Financial Statements, Continued
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $0.70 (“the Series A Liquidation Preference”) for each share of Series A Preferred Stock then held by them. The holders of Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series B Liquidation Preference”) for each share of Series B Preferred Stock then held by them. The holders of Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series C Liquidation Preference”) for each share of Series C Preferred Stock then held by them. The holders of Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series D Liquidation Preference”) for each share of Series D Preferred Stock then held by them. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall rank on a parity as to the receipt of preferential amounts upon the occurrence of such event.
If upon the occurrence of such event, the assets and funds to be distributed among all holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock in proportion to the preferential amount such holder is otherwise entitled to receive.
In lieu of the preference noted above, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, on a pro rata basis with the holders of Common Stock as though the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are then convertible, the entire remaining assets and funds of the Company legally available for distribution.
Right to Convert
Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference or the Series D Liquidation Preference, respectively, by the conversion price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (“the Series A Conversion Price”) shall initially be $0.70 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (“the Series B Conversion Price”) shall initially be $1.00 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (“the Series C Conversion Price”) shall initially be $1.00 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (“the Series D Conversion Price”) shall initially be $1.00 per share of Common Stock.

Notes to Financial Statements, Continued
9.	Stock Options
The Company established a stock option plan for all employees, directors, and consultants under which options may be granted, not to exceed 4,077,780 shares. Stock options are granted at the discretion of the Company’s Board of Directors and are identified as incentive stock options or non-qualified stock options. The plan provides that stock options will be granted at the fair market value of the stock on the date of grant, with the the exercise price equal to the fair market value of the stock on the date of grant. Generally, incentive stock options vest 35% one year from date of grant, and 1/36th monthly for the next three years. Generally, non-qualified stock options are 100% vested at grant date. Stock options not exercised within one hundred twenty months from the date of grant expire. No options may be granted under the Plan after August 1, 2010. More restrictive features apply to any options granted to a ten percent stockholder.
The Company used the Black-Scholes Model to estimate the fair value of stock options granted, which requires the use of highly subjective assumptions. The risk-free interest rate used is based upon the U.S. Treasury yield curve in effect at the time of the grant for instruments with a similar life. Expected volatility is established based on historical volatility of the Company’s own stock value, as determined by internal valuation. The Black-Scholes Model is a trading price model that does not reflect either the non-traded nature or the limited transferability of the options. The fair market value of the stock options granted during 2009 was estimated using the following assumptions: dividend rate of 0%; average risk-free interest rate of 3.29%; forfeiture rate of 0%; expected life of 5 to 7 years; and price volatility of 45.00%.
The Company recognized $4,753 in compensation expense during the nine month period ended September 30, 2009 for stock option awards. It is reflected in other expenses in the accompanying statement of operations.
As of September 30, 2009, there was $25,347 of total measured but unrecognized compensation expense related to non-vested share-based compensation arrangements. The cost is expected to be recognized over a weighted average period of 6 years.
The Company generally issues authorized but unissued shares to satisfy stock option exercises.
Details of the stock options outstanding as of September 30, 2009 are as follows:

		Weighted-Average
	Number of Options	Exercise Price
Options outstanding at December 31, 2008	2,779,000	$0.106
Granted	201,000	0.100

Options outstanding at September 30, 2009	2,980,000	$0.105

Options Outstanding				Options Exercisable
Weighted-Average
Exercise	Number of	Remaining Contractual	Weighted-Average	Number of	Weighted-Average
Price	Shares	Life	Exercise Price	Shares	Exercise Price
.10	2,980,000	3.69 years	$0.105	2,689,688	$0.136

Applied Genomics, Inc.
Financial Statements
December 31, 2008 and 2007

Independent Auditor’s Report
To the Board of Directors
Applied Genomics, Inc.
Huntsville, Alabama
We have audited the accompanying balance sheets of Applied Genomics, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Genomics, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
November 3, 2009
(January 29, 2010 as to Note 10)

Applied Genomics, Inc.
Balance Sheets
As of December 31, 2008 and 2007

	2008	2007
Current Assets:
Cash	$157,399	$66,801
Accounts receivable, net of allowance for doubtful accounts of $0	25,250	—
Prepaid expenses	11,426	11,026

Total Current Assets	194,075	77,827

Property and Equipment, net	14,950	28,203

Patents, net	103,482	60,696

Total Assets	$312,507	$166,726

	2008	2007

Current Liabilities:
Accounts payable	$22,468	$62,521
Due to related party	769,300	—
Accrued expenses	62,195	63,434
Current portion of rent abatement	7,159	—

Total Current Liabilities	861,122	125,955

Long-Term Liabilities:
Rent abatement, net of current portion	35,793	—

Total Long-Term Liabilities	35,793	—

Total Liabilities	896,915	125,955

Stockholders’ Equity (Deficit):
Convertible preferred stock, Series A: $0.01 par value; 5,777,800 shares authorized, issued and outstanding	57,778	57,778
Convertible preferred stock, Series B: $0.01 par value; 2,976,500 shares authorized, issued and outstanding	29,765	29,765
Convertible preferred stock, Series C: $0.01 par value; 2,500,000 shares authorized, 1,731,000 issued and outstanding	17,310	17,310
Convertible preferred stock, Series D: $0.01 par value; 3,745,700 shares authorized, 3,745,000 and 2,690,000 shares issued and outstanding as of December 31, 2008 and 2007, respectively	37,457	26,900
Common stock, $0.01 par value; 30,000,000 shares authorized, 6,624,018 issued and outstanding	66,240	66,240
Paid-in capital	12,256,728	11,205,843
Accumulated deficit	(13,049,686)	(11,363,065)

Total Stockholders’ Equity (Deficit)	(584,408)	40,771

Total Liabilities and Stockholders’ Equity (Deficit)	$312,507	$166,726

The accompanying notes are an integral part of the financial statements.

Applied Genomics, Inc.
Statements of Operations
For the years ended December 31, 2008 and 2007

	2008	2007
Revenue	$29,734	$250,112

Cost of Operations:
Cost of goods sold	117	—
General and administrative costs	966,083	798,790
Research and development costs	744,513	908,158

Total Cost of Operations	1,710,713	1,706,948

Loss From Operations	(1,680,979)	(1,456,836)

Other Income and Expenses:
Interest income, net	100	795
Compensation expense related to stock options granted	(5,742)	(5,686)

Total Other Expense	(5,642)	(4,891)

Loss Before Income Taxes	(1,686,621)	(1,461,727)

Provision for Income Tax Benefit	—	—

Net Loss	$(1,686,621)	$(1,461,727)

The accompanying notes are an integral part of the financial statements.

Applied Genomics, Inc.
Statements of Changes in Stockholders’ Equity (Deficit)
For the years ended December 31, 2008 and 2007

	Series A	Series A	Series B	Series B	Series C	Series C	Series D	Series D
	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Common	Common
	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

January 1, 2007	5,777,800	$57,778	2,976,500	$29,765	1,731,000	$17,310	1,355,000	$13,550	6,624,018	$66,240	$9,878,507	$(9,901,338)	$161,812

Issuance of Series D Preferred Stock	—	—	—	—	—	—	1,335,000	13,350	—	—	1,321,650	—	1,335,000

Compensation expense related to stock options granted	—	—	—	—	—	—	—	—	—	—	5,686	—	5,686

Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,461,727)	(1,461,727)

December 31, 2007	5,777,800	$57,778	2,976,500	$29,765	1,731,000	$17,310	2,690,000	$26,900	6,624,018	$66,240	$11,205,843	$(11,363,065)	$40,771

Issuance of Series D Preferred Stock	—	—	—	—	—	—	1,055,700	10,557	—	—	1,045,143	—	1,055,700

Compensation expense related to stock options granted	—	—	—	—	—	—	—	—	—	—	5,742	—	5,742

Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,686,621)	(1,686,621)

December 31, 2008	5,777,800	$57,778	2,976,500	$29,765	1,731,000	$17,310	3,745,700	$37,457	6,624,018	$66,240	$12,256,728	$(13,049,686)	$(584,408)

The accompanying notes are an integral part of the financial statements.

Applied Genomics, Inc.
Statements of Cash Flows
For the years ended December 31, 2008 and 2007

	2008	2007
Cash Flows From Operating Activities:
Net Loss	$(1,686,621)	$(1,461,727)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	24,130	30,001
Impairment of patents	13,338	46,395
Compensation expense related to stock options granted	5,742	5,686
Change in:
Accounts receivable	(25,250)	—
Inventory	—	23,296
Prepaid expenses	(400)	(8,075)
Accounts payable	(40,053)	43,068
Rent abatement	42,952	—
Accrued expenses	(1,239)	(2,078)

Total adjustments	19,220	138,293

Net Cash Used by Operating Activities	(1,667,401)	(1,323,434)

Cash Flows From Investing Activities:
Purchase of property and equipment	(10,877)	—
Investment in patents	(56,124)	(49,728)

Net Cash Used by Investing Activities	(67,001)	(49,728)

Cash Flows From Financing Activities:
Proceeds from due to related party	769,300	—
Issuance of preferred stock	1,055,700	1,335,000

Net Cash Provided by Financing Activities	1,825,000	1,335,000

Net Increase (Decrease) in Cash	90,598	(38,162)

Cash, beginning of year	66,801	104,963

Cash, end of year	$157,399	$66,801

The accompanying notes are an integral part of the financial statements.

Applied Genomics, Inc.
Notes to Financial Statements
December 31, 2008 and 2007
1.	Summary of Significant Accounting Policies
Nature of Business - Applied Genomics, Inc. (the Company) was incorporated in the State of Delaware on May 9, 2000. The Company is a biotechnology company that develops targeted diagnostics to improve treatment of cancer patients.
Property and Equipment - Property and Equipment are carried at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of three to seven years.
Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for renewals and betterments are capitalized and written off through depreciation and amortization charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts, and any profit or loss resulting is reflected in the statement of income.
Patents - Awarded patents are recorded at cost and are amortized using the straight-line method over the estimated economic lives of the patents. Patents that have been applied for, but not awarded, are carried at cost.
Revenue Recognition - Revenue is derived from sales of internally developed testing supplies. Revenue is recognized when the supplies are accepted by the customer. Revenue from licensing agreements is recognized per the terms of the licensing agreement.
Research and Development - Research and development costs related to internal developments of prospective products and processes are expensed as incurred.
Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes represent income taxes on income and expenses included in the financial statements, which will not be reported as taxable income or expenses until future periods. Deferred tax asset and liability amounts are recognized for the future tax benefits and liabilities attributable to differences between the financial statement carrying amount and the carrying amount for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled.
Share-Based Compensation - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (SFAS 123R), Share Based Payment. SFAS 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. SFAS 123R is effective for private companies in fiscal years beginning after December 15, 2005. The company has elected to use the fair value method for measurement of share-based payments granted and the recognition of the related compensation costs over the vesting period. The Company adopted SFAS 123R, using the prospective transition method, beginning January 1, 2006.
Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash in accounts with high quality, federally insured financial institutions. At times, the balances in these accounts may be in excess of federally insured limits. The Company also extends credit to its customers, which primarily include other research companies.

Notes to Financial Statements, Continued
Use of Estimates - Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. It is at least reasonably possible that the significant estimates used will change within the next year.
Fair Value of Financial Instruments - The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and short-term borrowings approximates fair value due to the short maturity of these instruments.
New Accounting Pronouncements — In June 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained deficit. Additional disclosures about the amounts of such liabilities will also be required. In December 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic companies to annual financial statements for fiscal years beginning after December 15, 2008. The Company will be required to adopt FIN 48 in its 2009 annual financial statements. Management is currently assessing the impact of FIN 48 on its financial position and results of operations and has not determined if the adoption of FIN 48 will have a material effect on its financial statements.
2.	Operations
As shown in the accompanying financial statements, the Company has incurred a net loss of $1,686,621 for the year ended December 31, 2008. The Company also has accumulated a deficit of $13,049,686 as of December 31, 2008. Management expects that funds received from the issuance of Series D preferred stock in 2009 will allow the Company to continue as a going concern through December 31, 2009. See Note 10.
3.	Property and Equipment
A summary of property and equipment as of December 31, 2008 and 2007, is as follows:

	2008	2007

Lab equipment	$193,260	$182,384
Computer equipment	65,472	65,472
Office furniture and equipment	1,763	6,318

	260,495	254,174

Less: accumulated depreciation	245,545	225,971

Property and Equipment, net	$14,950	$28,203

Notes to Financial Statements, Continued
4.	Patents
Patents consist of the following as of December 31, 2008 and 2007:

	2008	2007

Awarded patents	$—	$—
Patents in process	103,482	60,696

	103,482	60,696

Less: accumulated amortization	—	—

Patents, net	$103,482	$60,696

There was no amortization expense for the years ended December 31, 2008 and 2007, respectively.
Impairment of patents in the amount of $13,338 and $46,395 were recognized during the years ended December 31, 2008 and 2007, respectively due to technical abandonment. It is reflected in general and administrative costs in the accompanying statement of operations.
5.	Income Taxes
The provision for income tax benefit consists of the following for the years ended December 31, 2008 and 2007:

	2008	2007

Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	533,000	$516,000
State	109,000	88,000

	642,000	604,000

Income tax benefit	642,000	604,000

Valuation allowance	(642,000)	(604,000)

Provision for income tax	$—	$—

Notes to Financial Statements, Continued
The Company’s provision for income taxes differs from the amount of income tax determined by applying the applicable federal and state statutory income tax rates to the loss before income taxes due to the establishment of a valuation allowance for the full amount of net operating loss carryforwards and deductible temporary differences.
The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of depreciation, impairment of patents, research and development credit carryforward, and net operating losses. A summary of the composition of deferred income tax assets is as follows as of December 31, 2008 and 2007:

	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$5,209,000	$4,600,000
Patent impairment	6,000	20,000
Rent abatement	18,000	—
Depreciation and amortization	(7,000)	4,000
Research and development tax credits	480,000	480,000

	5,706,000	5,104,000
Less: valuation allowance	5,706,000	5,104,000

Net deferred tax assets	$—	$—

The valuation allowance for deferred income tax assets increased by $642,000 and $604,000 for the years ended December 31, 2008 and 2007, respectively. The Company has provided a valuation allowance for the full value of the deferred tax asset because of uncertainties regarding its realization.
The Company’s federal net operating loss carryforward as of December 31, 2008 of $12,361,000 will expire, if not utilized, in various years through 2028. The Company paid no income taxes during the years ended December 31, 2008 and 2007, respectively.
6.	Operating Leases
On December 31, 2008, the Company was obligated under certain operating leases for facilities. Minimum future rental payments under non-cancelable operating leases having initial terms in excess of one year as of December 31, 2008, for each of the next five years and in the aggregate are, as follows:

2009	$120,840
2010	88,067
2011	89,828
2012	91,625
2013	3,818

Total future minimum lease payments	$394,178

In accordance with accounting principles generally accepted in the United States, the Company is recognizing the total cost of the office lease ratably over the lease term. The difference between rent paid and expensed is recognized as rent abatement in the accompanying balance sheets.
Total rent expense under operating lease agreements, including lease agreements with expiration dates of less than one year, aggregated $165,330 and $130,029, for the years ended December 31, 2008 and 2007, respectively.

Notes to Financial Statements, Continued
7.	Profit Sharing Plan
The Company has established a 401(k) profit sharing plan, for all eligible employees. The plan provides for employee contributions up to 60% of their earnings, restricted to IRS limitations. Employer contributions to the plan are made on a discretionary basis and become fully vested ratably over 6 years of service. The Company expensed at total of $26,456 and $25,777 for contributions to the plan for the years ended December 31, 2008 and 2007, respectively.
8.	Preferred Stock
As of December 31, 2008, the Company had 45,000,000 shares of stock authorized. 30,000,000 shares of $.01 par value had been authorized as Common Stock. 5,777,800 shares of $.01 par value had been authorized as Series A Preferred Stock (“Series A Preferred Stock”), 2,976,500 shares of $.01 par value had been authorized as Series B Preferred Stock (“Series B Preferred Stock”), 2,500,000 shares of $.01 par value had been authorized as Series C Convertible Preferred Stock (“Series C Preferred Stock”), and 3,745,700 shares of $.01 par value had been authorized as Series D Convertible Preferred Stock (“Series D Preferred Stock”).
As of December 31, 2008, the Company had entered into an agreement to sell 769,300 more shares of Series D Preferred Stock than had been authorized. This resulted in a balance due to a related party of $769,300. Additional shares were authorized by the Company in 2009 and the agreed upon shares were subsequently issued.
The holders of preferred stock have various rights and preferences as follows:
Voting
Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock has voting rights equal to an equivalent number of shares in common stock into which it is convertible and votes together as one class with the common stock.
Dividends
Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are entitled to receive dividends when and if declared by the Board of Directors. Dividends on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are not mandatory or cumulative. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis.

Notes to Financial Statements, Continued
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $0.70 (“the Series A Liquidation Preference”) for each share of Series A Preferred Stock then held by them. The holders of Series B Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series B Liquidation Preference”) for each share of Series B Preferred Stock then held by them. The holders of Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series C Liquidation Preference”) for each share of Series C Preferred Stock then held by them. The holders of Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Common Stock, the amount of $1.00 (“the Series D Liquidation Preference”) for each share of Series D Preferred Stock then held by them. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall rank on a parity as to the receipt of preferential amounts upon the occurrence of such event.
If upon the occurrence of such event, the assets and funds to be distributed among all holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock in proportion to the preferential amount such holder is otherwise entitled to receive.
In lieu of the preference noted above, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, on a pro rata basis with the holders of Common Stock as though the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were the holders of the number of shares of Common Stock into which their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are then convertible, the entire remaining assets and funds of the Company legally available for distribution.
Right to Convert
Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference or the Series D Liquidation Preference, respectively, by the conversion price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (“the Series A Conversion Price”) shall initially be $0.70 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (“the Series B Conversion Price”) shall initially be $1.00 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (“the Series C Conversion Price”) shall initially be $1.00 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (“the Series D Conversion Price”) shall initially be $1.00 per share of Common Stock.

Notes to Financial Statements, Continued
9.	Stock Options
The Company established a stock option plan for all employees, directors, and consultants under which options may be granted, not to exceed 4,077,780 shares. Stock options are granted at the discretion of the Company’s Board of Directors and are identified as incentive stock options or non-qualified stock options. The plan provides that stock options will be granted at the fair market value of the stock on the date of grant, with the the exercise price equal to the fair market value of the stock on the date of grant. Generally, incentive stock options vest 35% one year from date of grant, and 1/36th monthly for the next three years. Stock options not exercised within one hundred twenty months from the date of grant expire. No options may be granted under the Plan after August 1, 2010. More restrictive features apply to any options granted to a ten percent stockholder.
The Company used the Black-Scholes Model to estimate the fair value of stock options granted, which requires the use of highly subjective assumptions. The risk-free interest rate used is based upon the U.S. Treasury yield curve in effect at the time of the grant for instruments with a similar life. Expected volatility is established based on historical volatility of the Company’s own stock value, as determined by internal valuation. The Black-Scholes Model is a trading price model that does not reflect either the non-traded nature or the limited transferability of the options. The fair market value of the stock options granted during 2008 was estimated using the following assumptions: dividend rate of 0%; average risk-free interest rate of 3.04% to 3.70%; forfeiture rate of 0%; expected life of 5 to 7 years; and price volatility of 45.00%. The fair market value of the stock options granted during 2007 was estimated using the following assumptions: dividend rate of 0%; average risk-free interest rate of 4.31% to 4.92%; forfeiture rate of 0%; expected life of 5 to 7 years; and price volatility of 45.00%.
As a result of the adoption of SFAS 123R, $5,742 and $5,686 in compensation expense has been recognized for the years ending December 31, 2008 and 2007, respectively, for stock option awards. respectively. It is reflected in other expenses in the accompanying statements of operations.
As of December 31, 2008 and 2007, there was $30,100 and $35,842, respectively of total measured but unrecognized compensation expense related to non-vested share-based compensation arrangements. The cost is expected to be recognized over a weighted average period of 6 years.
The Company generally issues authorized but unissued shares to satisfy stock option exercises.

Notes to Financial Statements, Continued
Details of the stock options outstanding as of December 31, 2008 and 2007 are as follows:

		Weighted-Average
	Number of Options	Exercise Price
Options outstanding at December 31, 2006	2,873,000	$0.107
Granted	58,000	0.100
Forfeited	(200,000)	0.100

Options outstanding at December 31, 2007	2,731,000	$0.106
Granted	48,000	0.100

Options outstanding at December 31, 2008	2,779,000	$0.106

As of December 31, 2008:

Options Outstanding				Options Exercisable
Weighted-Average
Exercise	Number	Remaining Contractual	Weighted-Average	Number of	Weighted-Average
Price	of Shares	Life	Exercise Price	Shares	Exercise Price
.10	2,779,000	3.80 years	$0.106	2,441,271	$0.136
As of December 31, 2007:

Options Outstanding				Options Exercisable
Weighted-Average
Exercise	Number	Remaining Contractual	Weighted-Average	Number of	Weighted-Average
Price	of Shares	Life	Exercise Price	Shares	Exercise Price
0.10	2,731,000	3.53 years	$0.108	2,192,854	$0.136
10.	Event (Unaudited) Subsequent to the Date of the Independent Auditor’s Report
On December 21, 2009, the Company was acquired by Clarient, Inc.

CLARIENT, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)
On December 21, 2009 (the “Closing Date”), Clarient, Inc. (“Clarient” ) completed the acquisition (the “Acquisition”) of all the issued and outstanding stock of Applied Genomics, Inc. (“AGI”) in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of December 21, 2009, by and between Clarient and AGI (the “Agreement”). As of the Closing Date, AGI held 10 prognostic and predictive multivariate immunohistochemistry-based (IHC) markers that it developed for use in assessing recurrence rates of various cancers, and the likelihood of favorable response to various treatment options.
The AGI purchase price consisted of 4.4 million shares of Clarient common stock (the “Upfront Shares”) and a maximum of an additional 3.2 million shares of Clarient common stock, upon the achievement of certain revenue and scientific publication milestones by December 31, 2012 (the “Contingent Shares”). Management of Clarient and AGI believe that the revenue and scientific milestones have a high probability of being met, which would result in the former AGI Stockholders also receiving the 3.2 million shares of contingent common stock in due course, for a total of 7.6 million shares of Clarient common stock.
The unaudited pro forma Condensed Combined Statement of Operations for the nine months ended September 30, 2009 and twelve months ended December 31, 2008, assume the Acquisition took place at the beginning each of the respective periods. The unaudited pro forma Condensed Combined Statement of Operations for the nine months ended September 30, 2009 combines Clarient’s and AGI’s unaudited Consolidated Statement of Operations for the nine months ended September 30, 2009. The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2008, combines Clarient’s and AGI’s audited Consolidated Statement of Operations for the year ended December 31, 2008. An unaudited pro forma Condensed Combined Balance Sheet, combining the accounts of Clarient and AGI, is also provided as of September 30, 2009, assuming the Acquisition took place at such date.
The unaudited pro forma Condensed Combined Financial Statements included in this Current Report on Form 8-K is presented for illustrative purposes only, and was prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”) and should not be considered indicative of the financial position or results of operations that would have occurred if the Acquisition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of Clarient and AGI as a combined company.
The unaudited pro forma Condensed Combined Financial Statements is based upon the operating results of AGI during the period when the acquired business was not under the control, influence, or management of Clarient. The unaudited pro forma Condensed Combined Financial Statements is subject to the assumptions and adjustments described below and in the accompanying notes. In accordance with SEC regulations, the pro forma Condensed Combined Statement of Operations does not reflect the potential realization of cost savings or other costs relating to the integration of Clarient and AGI. The unaudited pro forma Condensed Combined Financial Statements included in this Current Report on Form 8-K should be read in conjunction with the:
•	separate Financial Statements and Notes thereto of AGI for the years ended December 31, 2008 and 2007, and for the nine months ended September 30, 2009, included in this Current Report on Form 8-K;
•
separate Consolidated Financial Statements and Notes thereto of Clarient for the years ended December 31, 2008 and 2007 included in Clarient’s Annual Reports on Forms 10-K for the years ended December 31, 2008 and 2007; and

•
separate and the Consolidated Financial Statements and Notes thereto of Clarient for the nine months ended September 30, 2009, which are included in Clarient’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Under the acquisition method, the total estimated purchase price (consideration transferred) as described in Note (1) to the unaudited pro forma Condensed Combined Financial Statements, was measured on the Closing Date of the Acquisition. The assets and liabilities of AGI have been measured based on various fair value estimates, using assumptions that Clarient management believes are reasonable, based upon information currently available. Use of different estimates and judgments could yield materially different results.
The process for estimating the fair values of in-process research and development, identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, estimating the costs, timing, and probability of success to complete in-process projects, and projecting the effects of potential regulatory requirements. Transaction costs are not included as a component of consideration transferred, but are expensed as incurred. The excess of the purchase price (consideration transferred), equaling the fair value of the Upfront Shares and Contingent Shares on the Closing Date, over the estimated fair values of identifiable assets and liabilities of AGI on the Closing Date, was allocated to goodwill.
For purposes of measuring the estimated fair values of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, Clarient used the fair value guidance under U.S. GAAP. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers and sellers in the principal market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. Use of different estimates and judgments could yield materially different results.

Pro Forma Condensed Combined Balance Sheet
September 30, 2009
(in thousands, except par values)
(unaudited)

	Historical		Pro Forma		Pro Forma
	Clarient	AGI	Adjustment		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,149	$304	$—		$8,453
Restricted cash	761	—	—		761
Accounts receivable, net of allowance for doubtful accounts of $7,861 at September 30, 2009	24,605	—	—		24,605
Supplies inventory	919	—	—		919
Prepaid expenses and other current assets	890	21	—		911

Total current assets	35,324	325	—		35,649
Restricted cash	2,064	—	—		2,064
Property and equipment, net	13,686	13	(13	)(d)	13,686
Intangible assets, net	—	150	11,534	(a)	11,684
Goodwill	—	—	3,959	(b)	3,959
Other assets	242	—	—		242

Total assets	51,316	488	15,480		67,284

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Revolving lines of credit	5,052	—	—		5,052
Related party line of credit, net of discount	—	—	—		—
Accounts payable	2,284	66	—		2,350
Accrued payroll	2,914	—	—		2,914
Accrued expenses and other current liabilities	3,227	71	—		3,298
Current maturities of capital lease obligations	676	—	—		676

Total current liabilities	14,153	137	—		14,290
Long-term capital lease obligations	806	—	—		806
Deferred rent and other non-current liabilities	3,177	29	—		3,206

Commitments and contingencies

Preferred stock subject to redemption requirements outside the control of the issuer:
Series A convertible preferred stock $0.01 par value, authorized 8,000 shares, issued and outstanding 5,263 shares at September 30, 2009. Aggregate liquidation preference and redemption value: September 30, 2009 —$88.6 million	38,586	—	—		38,586

Stockholders’ deficit:

Series A through D convertible preferred stock $0.01 par value, authorized 48,254 shares, issued and outstanding 22,974 shares at September 30, 2009	—	164	(164)	(c)	—
Common stock $0.01 par value, authorized 150,000 shares, issued and outstanding 78,234 at September 30, 2009	782	66	(25)	(c)	823
Additional paid-in capital	156,385	14,360	1,401	(c)	172,146
Accumulated deficit	(162,474)	(14,268)	14,268	(c)	(162,474)
Accumulated other comprehensive loss	(99)	—	—		(99)

Total stockholders’ equity (deficit)	(5,406)	322	15,480		10,395

Total liabilities and stockholders’ equity (deficit)	$51,316	$488	$15,480		$67,284

See Notes to unaudited pro forma Condensed Combined Financial Statements.

Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2009
(in thousands, except per share amounts)
(unaudited)

	Historical		Pro Forma	Pro Forma
	Clarient	AGI	Adjustment	Combined

Net revenue:	$68,347	$—	$—	$68,347
Cost of services	28,675	—	1,203 (e)	29,878

Gross profit	39,672	—	1,203	38,469
Operating expenses:
Sales and marketing	13,116	—	—	13,116
General and administrative	17,074	712	—	17,786
Bad Debt	9,483	—	—	9,483
Research and development	805	506	65 (e)	1,376

Total operating expenses	40,478	1,218	65	41,761
Loss from operations	(806)	(1,218)	(1,268)	(3,292)
Interest expense, net	499	—	—	499
Interest expense to related parties	3,557	—	—	3,557

Loss from continuing operations before income taxes	(4,862)	(1,218)	(1,268)	(7,348)
Income tax benefit (expense)	599	—	—	599

Loss from continuing operations	(4,263)	(1,218)	(1,268)	(6,749)
Income from discontinued operations, net of income taxes	901	—	—	901

Net Loss	$(3,362)	$(1,218)	$(1,268)	$(5,848)

Series A preferred stock beneficial conversion feature	(4,290)	—	—	(4,290)

Net loss applicable to common stockholders	(7,652)	(1,218)	(1,268)	(10,138)

Net income (loss) per share applicable to common stockholders — basic and diluted:
Loss from continuing operations	$(0.11)			$(0.12)
Income from discontinued operations	0.01			0.01

Net loss applicable to common stockholders	$(0.10)			$(0.11)

Weighted-average shares used to compute net loss per common share:
Basic and diluted	77,257		4,090 (f)	81,347

See Notes to unaudited pro forma Condensed Combined Financial Statements.

Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2008
(in thousands, except per share amounts)
(unaudited)

	Historical		Pro Forma	Pro Forma
	Clarient	AGI	Adjustment	Combined

Net revenue:	$73,736	$30	$—	$73,766
Cost of services	32,936	—	1,643 (e)	34,579

Gross profit	40,800	30	(1,643)	39,187
Operating expenses:
Sales and marketing	10,941	—	—	10,941
General and administrative	18,729	972	—	19,701
Bad Debt	12,199	—	—	12,199
Research and development	421	745	48 (e)	1,214

Total operating expenses	42,290	1,717	48	44,055

Loss from operations	(1,490)	(1,687)	(1,691)	(4,868)
Interest expense, net	859	—	—	859
Interest expense to related parties	7,290	—	—	7,290

Loss from continuing operations before income taxes	(9,639)	(1,687)	(1,691)	(13,017)
Income tax benefit (expense)	(6)	—	—	(6)

Loss from continuing operations	(9,645)	(1,687)	(1,691)	(13,023)
Income from discontinued operations, net of income taxes	—	—	—	—

Net Loss	$(9,645)	$(1,687)	$(1,691)	$(13,023)

Net income (loss) per share — basic and diluted:
Loss from continuing operations	$(0.13)			$(0.17)
Income from discontinued operations	—			—

Net loss	$(0.13)			$ (0.17)

Weighted-average shares used to compute net loss per common share:
Basic and diluted	72,918		4,090 (f)	77,008

See Notes to unaudited pro forma Condensed Combined Financial Statements.

CLARIENT, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(1) Calculation of Consideration Transferred and Preliminary Allocation of Consideration to Net Assets Acquired

AGI purchase price	$15,601
Transaction costs	320

Total	$15,921

Clarient’s closing stock price on the Closing Date was $2.48 per common share. The AGI purchase price was $15.6 million, as $0.3 million of transaction costs were expensed under applicable U.S. GAAP.
The AGI purchase was calculated as follows:
7.6 million shares multiplied by $2.48, less $3.2 million, which represents management’s estimate of an appropriate discount for (i) certain liquidity restrictions on the Upfront and Contingent Shares, (ii) the contingency associated with the Contingent Shares, and the (iii) volatility associated with Clarient’s stock through the estimated period of achieving the milestones required for the issuance the Contingent Shares.
The following table summarizes, as of the Closing Date, the preliminary estimated fair values of the assets acquired and liabilities assumed from AGI (in thousands):

Purchase price paid as:
Common stock	$15,601
Allocated to:
Cash and prepaid expenses	26
Identifiable intangible assets	11,684	*
Accounts payable and other current liabilities	(68)

Total identifiable net assets	11,642

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)	$3,959

*
Intangible assets primarily consist of: i) biomarkers with an approximate value of $11.3 million, ii) in-process research and development with an approximate value of $0.1 million, iii) issued patents and patents applications with an approximate value of $0.1 million, and iv) a non-competition agreements with an approximate value of $0.1 million.

(2) Pro Forma Adjustments
Pro Forma Condensed Combined Balance Sheet
(a)	To reflect the step-up of intangible asset values to fair value based on independent appraisals, to be amortized on a straight-line basis over periods of three to seven years.
(b)
To reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired. The purchase price, purchase-price allocation, and financing of the Acquisition are summarized in Note (1).

(c)	To reflect the elimination of the shareholders’ equity accounts of AGI and to reflect the issuance of Clarient common stock as consideration for the Acquisition.
(d)	To reflect the adjustment of property and equipment, net, based on management’s estimate of related fair values.
Pro Forma Condensed Combined Statement of Operations
(e)	To reflect the increase in amortization expense due to the amortization of identifiable intangible assets using the straight-line method over a period of three to seven years.
(f)
To reflect the increase in weighted average share outstanding for the issuance of the Upfront Shares as partial consideration for the Acquisition. The weighted average share outstanding calculation assumes the Upfront Shares were issued on the first day of the reported fiscal year. The purchase price also consists of Contingent Shares that Clarient believes has a high probability of being issued, nonetheless, under applicable U.S. GAAP, the Contingent Shares will not be included in the weighted average shares outstanding calculation until milestones are achieved and the shares are issuable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010	By:	/s/ MICHAEL R. RODRIGUEZ
Michael R. Rodriguez
Senior Vice President and Chief Financial Officer

Exhibits Index
23.1	Consent of Beason & Nalley, Inc. (filed herewith).